SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

————

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 21, 2011

HANCOCK HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Mississippi	0-13089	64-0693170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Hancock Plaza
2510 14th Street
Gulfport , Mississippi 39501
(Address of principal executive offices)

(228) 868-4000
(Registrant's telephone number, including area code)

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2011, in connection with the recent appointment of former Whitney Holding Corporation directors to the Board of Directors (the “Board”) of Hancock Holding Company (the “Company”), the Board made the following committee appointments:  Director Hardy B. Fowler was appointed to serve on the Company’s Audit Committee.  Director Terence E. Hall was appointed to serve on the Company’s Compensation Committee and the Company’s Nominating and Corporate Governance Committee.  Directors Dick Crowell and Eric Nickelsen were appointed to the Company's Board Risk Committee.  Director King Milling was appointed to the Wealth Management Committee at the Bank level.  These appointments were made for the directors’ respective terms of office as previously disclosed on Form 8-K filed June 6, 2011.

Also, on June 21, 2011, the Board voted to amend certain aspects of director compensation for Holding Company Directors.  Retainers fees were amended as follows:  Holding Company Director  - $2,500.00 monthly; Compensation Chair - $7,500.00 annually; Risk Management Chair - $7,500.00 annually; Nominating and Governing Chair - $5,000.00 annually; Hancock Holding Company Board Secretary - Not Applicable.  Hancock Holding Company Board meeting - $1,750.00 per meeting.  In addition, effective January 2012, Hancock Holding Company Directors' equity grants were increased to $30,000.00 annually.

In all other respects, compensatory arrangements for the five new directors will be consistent with the Company’s previously disclosed standard arrangements for non-employee directors.  Such arrangements are described in the Company’s proxy statement for its 2011 annual meeting of shareholders filed on February 28, 2011, which disclosure is incorporated herein by reference.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: June 24, 2011

                               HANCOCK HOLDING COMPANY
                                     (Registrant)

                               By: /s/ Michael M. Achary
                               Name: Michael M. Achary
                               Title:   Chief Financial Officer